                                                                    Exhibit 4.21

                                                             English Translation

                       DATED the 19th day of August, 2004

                                      Among

                   T.C.L. INDUSTRIES HOLDINGS (H.K.) LIMITED

                                       and

                       TCL INTERNATIONAL HOLDINGS LIMITED

                                       and

                       CHEERFUL ASSET INVESTMENTS LIMITED

                                       and

                               JASPER ACE LIMITED

                                       and

                             MATE FAIR GROUP LIMITED

                                       and

                  TCL COMMUNICATION TECHNOLOGY HOLDINGS LIMITED

             -------------------------------------------------------

                          SHARE SUBSCRIPTION AGREEMENT

             ------------------------------------------------------

                              Cheung, Tong & Rosa,
                                   Solicitors,
                       Rooms 1621-33, Sun Hung Kai Centre,
                                30 Harbour Road,
                                   Hong Kong.
                    Tel: (852) 2868 0393 Fax: (852) 2810 0556

This Agreement is entered into among the following parties on the 19th day of August, 2004 in Hong Kong:

(1) T.C.L. INDUSTRIES HOLDINGS (H.K.) LIMITED, a limited liability company registered and incorporated in Hong Kong, with its registered address at Room 1102, 11th Floor, Chinachem Tsuen Wan Plaza, No. 457 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("Industries Holdings");

(2) TCL INTERNATIONAL HOLDINGS LIMITED, a limited liability company registered and incorporated in Cayman Islands, with its registered address at Ugland House, South Church Street, P.O. Box 300, George Town, Grand Cayman, Cayman Islands, British West Indies, and whose shares are listed on the Main Board of the Stock Exchange of Hong Kong Limited ("TCL International").

(3) CHEERFUL ASSET INVESTMENTS LIMITED, a limited liability company registered and incorporated in British Virgin Islands, with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("Cheerful").

(4) JASPER ACE LIMITED, a limited liability company registered and incorporated in British Virgin Islands, with its registered address at Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands ("Jasper").

(5) MATE FAIR GROUP LIMITED, a limited liability company registered and incorporated in British Virgin Islands, with its registered address at Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands ("Mate Fair").

(The companies in (1) to (5) above are collectively referred to as the "Subscribers".)

(6) TCL COMMUNICATION TECHNOLOGY HOLDINGS LIMITED, a limited liability company registered and incorporated in Cayman Islands, with its registered address at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, Cayman Islands, British West Indies ("TCL Communication").

Recitals

(A) "TCL Communication" is a limited liability company registered and incorporated in Cayman Islands and its current statutory share capital is HK$380,000, divided into 3,800,000 Communication Shares, each at a par value of HK$0.10 and, as of the date hereof, its issued share capital is HK$100, divided into 1,000 Communication Shares, which are fully paid-up shares, each at a par value of HK$0.10. Set forth below is the status of shareholdings of the existing shareholders in TCL Communication:

                                                     % Shareholding in
                               No. of              issued share capital of
   Shareholders         Communication Shares         TCL Communication
-------------------     --------------------       -----------------------
Industries Holdings          360 shares                    36%

 TCL International           480 shares                  40.8%

     Cheerful                100 shares                    10%

      Jasper                  90 shares                     9%

     Mate Fair                42 shares                   4.2%
     ---------              -----------                  ----
       Total                1000 shares                   100%

(B) "Huizhou TCL Mobile" and its holding company (collectively "Mobile Group") propose to carry out an organizational restructuring. In order to effect such restructuring, the Subscribers agree to subscribe to, and TCL Communication agrees to issue and allocate to the Subscribers, the Communication Shares upon the terms hereof.

(C) After the completion of the foregoing subscription, the percentage of the shareholdings of the Subscribers in TCL Communication shall be the same as their percentage of shareholdings before the subscription. Set forth below is the status of shareholdings after the completion of the subscription:

                                                            % Shareholding in
                                     No. of              issued share capital of
   Shareholders               Communication Shares          TCL Communication
-------------------           --------------------       -----------------------
Industries Holdings           1,017,900,000 shares                 36%

 TCL International            1,153,620,000 shares               40.8%

     Cheerful                   282,750,000 shares                 10%

      Jasper                    254,475,000 shares                  9%

    Mate Fair                   118,755,000 shares                4.2%
-------------------           --------------------               ----
      Total                   2,827,500,000 shares                100%

The Parties agree as follows:

Definitions

1. In this Agreement, the following terms, unless otherwise indicated, shall be defined as follows:

"Closing"                            shall mean the completion of the
                                     transactions under this Agreement pursuant to Articles 7, 8 and 9 hereof;

"Closing Date"                       shall mean the 3rd Business Day after the
                                     full satisfaction of all conditions
                                     precedent specified in Article 7 hereof or such other closing date as agreed upon in writing between the Parties;

"Huizhou TCL Mobile"                 shall mean Huizhou TCL Mobile
                                     Communications Co., Ltd., a wholly
                                     foreign-owned enterprise established in the
                                     PRC;

"Communication Shares"               shall mean the ordinary shares of TCL
                                     Communications at par value of HK$0.10 per share;

"Dividends Obligees"                 shall mean TLC International, Cheerful,
                                     Jasper and Mate Fair;

"Subscription                        shall mean the subscription consideration
Consideration"                       given by the Subscribers to TCL
                                     Communication as set forth in the 3rd
                                     column in Annex 1 hereof for the
                                     subscription of the Communication Shares pursuant to Article 6 hereof;


"Receivable Mobile                   shall mean the Mobile Dividends which the
Dividends                            Dividends Obligees are entitled to
                                     receiving but have not yet received from Huizhou TCL Mobile as at the date hereof, and the amounts of the Receivable Mobile
                                     Dividends of the Dividends Obligees are set forth in the 3rd column of the Annex 1 hereof against their respective names;

"Mobile Dividends"                   shall mean the dividends totaling
                                     RMB1,458,700,219.40 declared by Huizhou TCL
                                     Mobile to its shareholders in proportion to their percentage of shareholders on March
                                     8, 2004;

"Warranties"                         shall mean the representations, warranties
                                     and
                                     undertakings set forth in Annex 2 hereof.

"Business Day"                       shall mean a day (other than a Saturday,
                                     Sunday or public holiday) on which Hong
                                     Kong licensed banks are open for general business;

"Hong Kong"                          shall mean the Hong Kong
                                     Special Administrative Region of the
                                     People's Republic of China;


"PRC" shall mean the People's Republic of China, excluding, for the purposes of this Agreement, Hong Kong, Macau Special Administrative Region of the People's Republic of China and Taiwan;

"Hong Kong Dollars" or               shall mean the lawful currency of
"HK$"                                Hong Kong;

"RMB" or "Renminbi"                  shall mean the lawful
                                     currency of the PRC.

2.    In this Agreement, unless the context indicates otherwise:

      2.1 References to Articles, Annexes, Schedules and Appendices are to articles, annexes, schedules and appendices to this Agreement;

      2.2 Words importing the singular shall include the plural and vice versa and terms importing a gender shall include each other gender;

      2.3 References to persons include bodies, whether corporate or non-corporate;

      2.4 Article headings are for ease of reference only and do not affect the interpretation of this Agreement;

      2.5 TCL Communication and the Subscribers shall include their respective successors and permitted assigns.

      2.6 References to laws, regulations or statutory provisions shall include the existing laws, regulations or statutory provisions and their consolidations, modifications or re-enactments as made from time to time and such regulations or provisions which have been replaced by any regulations or statutory provisions.

3. The Annexes, Schedules and Appendices to this Agreement are constituent parts of this Agreement.

Share Subscription

4. The Subscribers agree to subscribe to the Communication Shares from TCL Communication upon the terms hereof and the number of the Communication Shares subscribed to by them are set forth in the 2nd column of Annex 1 hereof against their respective names, and TCL Communication agrees to issue and allocate such Communication Shares to the Subscribers upon the terms hereof and book such shares as fully paid-up shares at par value.

5. The Parties expressly agree and indicate their understanding that the subscription of all the Communication Shares under this Agreement shall be wholly effected on one-time and simultaneous basis.

Subscription Consideration

6. The Subscribers and TCL Communication agree that the Subscribers shall transfer to or pay to TCL Communication the Subscription Consideration as set forth in the 3rd column of Annex 1 hereof against their respective names as the consideration for their subscription of the relevant Communication Shares (The number of the Communication Shares subscribed to by the Subscribers are set forth in the 2nd column of Annex 1 hereof against their respective names).

Conditions Precedent

7. The subscription of all the Communication Shares under this Agreement shall be subject to the satisfaction of the following conditions precedent:

      7.1 The Board of Directors of each of the Subscribers has passed a resolution approving the execution and performance of this Agreement and the subscription of the relevant Communication Shares under this Agreement;

      7.2 The Board of Directors of TCL Communication has passed a resolution approving the execution and performance of this Agreement and the issuance and allocation of the Communication Shares to the Subscribers upon the terms hereof; and

      7.3 Approvals of all transactions under this Agreement have been obtained from all relevant PRC government authorities (if applicable).

Closing

8. The Closing shall be completed on the Closing Date. At the closing, each Party shall have fulfilled all (not only part) of its obligations set forth in Annex 2.

9. If any Party fails to deliver the documents which it is required to deliver to another Party at the Closing due to any cause, such another Party shall have the right (which right shall be in addition to, and shall not affect, its other original rights or remedies) to elect to rescind this Agreement, or proceed with the Closing to the largest extent under the practicable circumstances dependent upon the condition of the breach occurred, or fix a new closing date (but such a new closing date shall not be later than 28 days after the Closing Date), provided that such another Party shall notify the other Parties of its election so as to ensure that the subscription of all the Communication Shares shall be completed wholly on one-time and simultaneous basis.

Warranties and Indemnification

10. Each Subscriber hereby makes warranties and provides undertakings to TCL Communication as set forth in Section A of Annex 2.

11. Each Subscriber undertakes to TCL Communication that if any losses, costs, expenses or liabilities are sustained by or caused to TCL Communication arising out of the following events or as a result of the following events, the relevant Subscriber shall indemnify TCL Communication against such losses, costs, expenses or liabilities:

      11.1 Any of the warranties set forth in Section A of Annex 2 is untrue or misleading or breached;

      11.2 Settlement reached on any claim arising from the matters referred to in Article 11.1 above;

      11.3 Legal proceedings instituted with respect to any claim arising from the matters referred to in Article 11.1 above; or

      11.4  Enforcement of any settlement or judgment with respect to Articles
            11.2 and 11.3 above.

12. TCL Communication hereby makes warranties and provides undertakings to each Subscriber as set forth in Section B of Annex 2.

13. TCL Communication undertakes to the Subscribers that if any losses, costs, expenses or liabilities are sustained by or caused to the Subscribers arising out of the following events or as a result of the following events, the relevant Subscriber shall indemnify each Subscriber against such losses, costs, expenses or liabilities:

      13.1 Any of the warranties set forth in Section B of Annex 2 is untrue or misleading or breached;

      13.2 Settlement reached on any claim arising from the matters referred to in Article 13.1 above;

      13.3 Legal proceedings instituted with respect to any claim arising from the matters referred to in Article 13.1 above; or

      13.4  Enforcement of any settlement or judgment in relation to Articles
            13.2 and 13.3 above.

14. Each warranty, representation and undertaking given by each Party to the other Parties shall survive the completion of the Closing.

15. Each warranty, representation and undertaking given by each Party to the other Parties shall be independent warranty, representation and undertaking and shall not be restricted by the provisions of any other representations, warranties and undertakings.

16.   Each Party agrees and acknowledges that:

      16.1 Except for the provisions or warranties expressly indicated in this Agreement, when it entered into this Agreement and the documents referred to herein, it did not rely on any representations, statements, warranties or undertakings given (whether or not given negligently or unintentionally) by any person (whether or not a party to this Agreement), and it shall not have the right to seek for indemnification or relief with respect to such representations, statements, warranties or understandings;

      16.2 The indemnification or relief to which it is entitled to in case of breach of a "warranty" by another Party is merely the indemnification or relief to which it is entitled to as a result of the breach of a provision hereof.

      16.3 This Article 16 shall not be deemed a restriction on or waiver of the liabilities arising from the fraudulent act of any Party.

Termination and Breach

17. If the Subscribers become aware of the following matters at any time prior to the Closing, the Subscribers shall immediately give written notice to TCL Communication of the relevant matters and, whereupon, TCL Communication shall have the right, within 14 days after receipt of such notice, to give written notice to the Subscribers to rescind this
      Agreement:

      17.1 The warranties made by the Subscribers are inconsistent with any facts or events in any material respects;

      17.2 Any facts which cause a person to think that any facts warranted by the Subscribers may be inconsistent with the facts or misleading in any material respects;

18. If at any time prior to the Closing, TCL Communication finds that any of the warranties, undertakings or liabilities of any Subscriber is untrue in any material respects or may not or cannot (as reasonably deemed by TCL Communication) be fulfilled in any material respects, TCL Communication shall have the right to give written notice to such Subscriber with a copy to other Parties to rescind this Agreement.

19. If TCL Communication becomes aware of the following matters prior to the Closing, TCL Communication shall immediately give written notice to the Subscribers of the relevant matters and, whereupon, the Subscribers shall have the right, within 14 days after receipt of such notice, to give written notice to TCL Communication to rescind this Agreement:

      19.1 The warranties made by TCL Communication are inconsistent with any facts or events in any material respects;

      19.2 Occurrence of any event which implies that any matters warranted by TCL Communication are inconsistent with the facts in any material respects;

20. If at any time prior to the Closing, any Subscriber finds that any of the warranties, undertakings or liabilities of TCL Communication is untrue in any material respects or may not or cannot (as reasonably deemed by such Subscriber) be fulfilled in any material respects, such Subscriber shall have the right to give written notice to TCL Communication with a copy to other Parties to rescind this Agreement.

Notice and Service of Legal Process

21. Each notice, demand and other communication given or made under this Agreement and all legal process (whether or not the originating legal process) shall be in writing and delivered to the recipients at their addresses or facsimile numbers set forth below (provided that if a recipient had given written notice of its other address or facsimile number in Hong Kong to the sender, the sender shall deliver the relevant notice to such other address or facsimile number):

      21.1  In the case of Industries Holding to:

      Address:          Room 1102, 11th Floor, Chinachem Tsuen Wan Plaza,
                        No. 457 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong.

      Facsimile No.:    (852) 2402-2602

      21.2  In the case of TCL International to:

      Address: 13th Floor, TCL Industrial Centre, No. 8 Tai Chung Road, Tsuen Wan Plaza, New Territories, Hong Kong.

      Facsimile No.:    (852) 2405-8400

      21.3  In the case of Cheerful to:

      Address: Room 904, Tower 1, China Hong Kong City, No. 33 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

      Facsimile No.:    (852) 2302-0996

      21.4  In the case of Jasper to:

      Address: 15th Floor, China Merchants Building, Shun Tak Center, Nos. 168-200 Connaught Road Central, Hong Kong.

      Facsimile No.:    (852) 2263-1223

      21.5  In the case of Mate Fair to:

      Address: Room 904, Tower 1, China Hong Kong City, No. 33 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

      Facsimile No.:    (852) 2202-0996

      21.6  In the case of TCL Communication to:

      Address: Room 904, Tower 1, China Hong Kong City, No. 33 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

      Facsimile No.:    (852) 2202-0996

22. Each notice, demand or other communication and all legal process (whether or not originating legal process) given or made under this Agreement may be delivered by post, in person or by facsimile transmission. A notice shall be deemed to have been delivered upon actual delivery if personally delivered, 48 hours after it is sent if delivered by post, and upon complete transmission if delivered by facsimile. In case evidence of delivery of a notice by post is required, it shall be sufficient to only evidence that the sender has properly written the recipient's address on the envelope containing such notice and affixed stamp on such notice and sent by post; in case evidence of delivery of a notice by facsimile is required, it shall be sufficient to only evidence that the transmission report as shown in the sender's facsimile machine indicates a complete transmission to the recipient.

Costs and Expenses

23. All stamp duty (if any) payable on the documents in relation to the issuance and allotment of the Communication Shares shall be borne by TCL Communication and the relevant Subscriber in equal shares.

24. Each Party shall bear its own costs and expenses (including legal and professional costs) incurred in the negotiation, drafting, printing, execution, registration, completion and performance of this Agreement.

General Provisions

25.   Timing: Time shall be of the essence of this Agreement.

26. Successors and Assigns: This Agreement is binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

27. Entire Agreement: This Agreement and the documents referred to herein constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof, and shall supersedes all prior proposals, representations, warranties, agreements or undertakings with respect to the subject matter hereof (whether such proposals, representations, warranties, agreements or undertakings are made orally, in writing or otherwise), and any Party has not relied upon any of such proposals, representations, warranties, agreements or undertakings and shall not make a claim with respect to the agreement which was superseded by this Agreement.

28. Further Assurance: Each Party assures to the other Parties that it shall further execute such other deeds or documents and take such other actions as reasonably and legitimately required by the other Parties for completion of the proposed transactions under this Agreement and/or for perfection of the interests of the Parties under this Agreement.

29. Amendment: Any amendment to this Agreement shall become legally effective only after the written consents of the Parties have been obtained.

30. Waiver of Rights: In case of breach of this Agreement by any Party, unless this Agreement stipulates otherwise, another Party's exercise or non-exercise of any of its rights or remedies available to it with respect to such breach shall not be deemed a waiver of its other rights or remedies which may be available to it with respect to such breach.

31. Cumulative Remedies: In case of breach of this Agreement by any Party, any rights or remedies available to the other Parties with respect to such breach under this Agreement (including, but not limited to, any rights or remedies available to such other Parties due to the breach by the breaching Party of any representation or warranty made by it) shall be additional to, and shall not affect, other rights or remedies available to such other Parties with respect to such breach.

32. Effectiveness after the Closing: If any provision hereof can be implemented after the Closing, but is not implemented at or before the Closing, such provision shall remain in full force after the Closing. All representations and warranties made and other undertakings provided by the Parties under or pursuant to this Agreement shall remain in full force after the Closing.

33. Illegality: In the event that any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable, or cannot be implemented in any respect, the validity, legality, enforceability and implementation of the remaining provisions hereof shall not be in any way affected or impaired.

34. Confidentiality: With respect to all confidential information disclosed by any Party to another Party pursuant to a provision hereof and/or in the course of its implementation of such provision, such another Party shall maintain the confidentiality and, unless prior written consent of the disclosing Party of such information has been obtained, such another Party shall not use and/or disclose to a third party any contents hereof and/or such information, with the exceptions for its disclosure of the contents hereof and/or the information obtained by it as required to be made under the law or other rules of the regulatory bodies, or made as a result of its consultations with legal or financial advisors.

35. Execution of this Agreement: This Agreement may be executed by the Parties in any number of counterparts or copies and any of such counterparts or copies shall be deemed an original, provided that such counterparts or copies together shall constitute a single and the only original of this Agreement.

Governing Law

36. This Agreement shall be governed by and constructed in accordance with the laws of Hong Kong and the Parties agree to submit to the non-exclusive jurisdiction of courts of Hong Kong.

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written.

T.C.L. INDUSTRIES HOLDINGS (H.K.)              )For and on behalf of
LIMITED                                        )T.C.L. INDUSTRIES (H.K.) LIMITED
                                               )
Signed by authorized Director, [Lui Chung Lai] )[signed]
                                               )--------------------------------
                                               )Authorized Signature(s)
Witness:                                       )

TCL INTERNATIONAL HOLDINGS LIMITED             )For and on behalf of
                                               )TCL INTERNATIONAL HOLDINGS
Signed by authorized Director, [Lui Chung Lai] )LIMITED
                                               )
Witness:                                       )[signed]
                                                --------------------------------
                                                Authorized Signature(s)

CHEERFUL ASSET INVESTMENTS LIMITED             )For and on behalf of
                                               )CHEERFUL ASSET INVESTMENTS
Signed by authorized Director, [Yuen Ping]     )LIMITED
                                               )
Witness:                                       )[signed]
                                                --------------------------------
                                                Authorized Signature(s)

JASPER ACE LIMITED                             )For and on behalf of
                                               )JASPER ACE LIMITED
Signed by authorized Director, [Wong Do Yuen]  )
                                               )
Witness:                                       )[signed]
                                                --------------------------------
                                                Authorized Signature(s)

MATE FAIR GROUP LIMITED                        )For and on behalf of
                                               )MATE FAIR GROUP LIMITED
Signed by authorized Director, [Wong Do Yuen]  )
                                               )
Witness:                                       )[signed]
                                                --------------------------------
                                                Authorized Signature(s)

TCL COMMUNICATION TECHNOLOGY                   )For and on behalf of
HOLDINGS LIMITED                               )TCL COMMUNICATION TECHNOLOGY
                                               )HOLDINGS LIMITED
Signed by authorized Director, [Wong Do Yuen]  )
                                               )[signed]
                                               )--------------------------------
Witness:                                       )Authorized Signature(s)

                                     Annex 1
      Communication Shares to be Subscribed and Subscription Consideration

                                         2nd Column
     1st Column             No. of Communication Shares to be              3rd Column
    Subscribers                         Subscribed                 Subscription Consideration
-------------------         ---------------------------------     ---------------------------
Industries Holdings               1,017,899,640 shares              Totaling RMB525,132,079
                                                                            in cash

 TCL International                1,153,619,592 shares            Receivable Mobile Dividends
                                                                    totaling RMB595,149,689

      Cheerful                      282,749,900 shares            Receivable Mobile Dividends
                                                                    totaling RMB145,870,022

       Jasper                       254,474,910 shares            Receivable Mobile Dividends
                                                                    totaling RMB131,283,020

     Mate Fair                      118,754,958 shares            Receivable Mobile Dividends
                                                                     totaling RMB61,265,409

        Total:                    2,827,499,000 shares

                                     Annex 2
                  Requirements and Arrangements for the Closing

Obligations of the Subscribers

1. On the Closing Date, the Subscribers shall deliver to, or cause to be delivered to, TCL Communication all the following documents:

      1.1 Board resolutions of each Subscriber (or a certified true copy thereof) approving

            (a) the execution and performance of this Agreement by the relevant Subscriber; and

            (b) the subscription of the relevant Communication Shares by the relevant Subscriber pursuant to this Agreement;

      1.2 Documents evidencing payment by Industries Holdings of the Subscription Consideration pursuant to Article 6 hereof;

      1.3 Deeds of transfer executed by the Dividends Obligees for transfer of the Receivable Mobile Dividends to TCL Communication for the Subscription Consideration as stipulated under Article 6 hereof; and

      1.4 Documents evidencing procurement of all PRC government approvals (if applicable) as stipulated under Article 7.3 hereof.

Obligations of TCL Communication

2. On the Closing Date, TCL Communication shall deliver to, or cause to be delivered to, each Subscriber all the following documents:

      2.1 Board resolutions of TCL Communication (or a certified true copy thereof) approving

            (a) the execution and performance of this Agreement by TCL Communication; and

            (b) the issuance and allotment of the relevant Communication Shares by TCL Communication to each Subscriber pursuant to this Agreement;

      2.2 Share certificate(s) evidencing issuance and allotment of the Communication Shares by TCL Communication to the relevant Subscriber pursuant to this Agreement.

                                     Annex 2
                                   Warranties

Section A

1. Each Subscriber makes warranties and representations and provides undertakings to TCL Communication as follows:

      1.1 The Subscriber is a limited liability company legally registered and organized and validly existing, and has the full authority to enter into this Agreement and carry out its obligations under this Agreement.

      1.2 This Agreement shall be binding on the relevant Subscriber upon execution.

      1.3 The execution and performance of this Agreement by the Subscriber will not result in any breach, rescission or termination, or constitute a default, of any agreement or undertaking to which it is a party, or violate any applicable laws, and the Subscriber has obtained all approvals of the governmental or regulatory authorities in the relevant jurisdictions necessary for the execution and performance of this Agreement (if applicable).

      1.4 The facts contained in the Recitals of this Agreement are true and will be true at the Closing.

      1.5 All warranties and undertakings set forth in Section A of this Annex 2 shall remain true as of the Closing.

Section B

2. TCL Communication makes warranties and representations and provides undertakings to each Subscriber as follows:

      2.1 TCL Communication is a limited liability company duly registered and organized and validly existing under the laws of Cayman Islands, and has the full authority to enter into this Agreement and carry out its obligations under this Agreement.

      2.2   This Agreement shall be binding on TCL Communication upon execution.

      2.3 The execution and performance of this Agreement by TCL Communication will not result in any breach, rescission or termination, or constitute a default, of any agreement or undertaking to which it is a party, or violate any applicable laws.

      2.4 The facts contained in the Recitals of this Agreement are true and will be true at the Closing.

      2.5 All warranties and undertakings set forth in Section B of this Annex 2 shall remain true as of the Closing.

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